Exhibit 3.1

THIRD AMENDED AND RESTATED BY-LAWS

OF

NEENAH, INC.

March 27, 2022

TABLE OF CONTENTS

Page

CAPITAL STOCK	1
1. CERTIFICATES	1
2. RECORD OWNERSHIP	1
3. TRANSFER	1
4. LOST CERTIFICATES	2
5. TRANSFER AGENT; REGISTRAR	2
6. RECORD DATE; CLOSING TRANSFER BOOKS	2
MEETINGS OF STOCKHOLDERS	3
7. ANNUAL	3
8. SPECIAL	3
9. NOTICE	3
10. QUORUM	3
11. CONDUCT OF MEETINGS	4
12. VOTING	5
13. INSPECTORS OF ELECTION	6
14. LIST OF STOCKHOLDERS	6
BOARD OF DIRECTORS	7
15. NOMINATION	7
16. RESIGNATION	7
17. ANNUAL MEETING	7
18. REGULAR MEETINGS	8
19. SPECIAL MEETINGS	8
20. TELEPHONIC MEETINGS	8
21. QUORUM AND EMERGENCY PROVISIONS	8
22. ACTION WITHOUT MEETING	9
23. ORGANIZATION	9
24. COMPENSATION	9
25. INDEPENDENT DIRECTORS	9

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COMMITTEES OF THE BOARD	9
26. STANDING AND OTHER COMMITTEES	9
27. PROCEDURE AND COMMITTEE CHARTERS	10
28. AUDIT COMMITTEE	10
29. COMPENSATION COMMITTEE	10
30. NOMINATING AND CORPORATE GOVERNANCE COMMITTEE	10
OFFICERS	10
31. DESIGNATION; ELECTION; QUALIFICATION; TERM	10
32. DUTIES	11
33. RESIGNATION; REMOVAL; VACANCIES	11
34. CHIEF EXECUTIVE OFFICER	11
35. CHAIRMAN OF THE BOARD, VICE CHAIRMAN OF THE BOARD AND PRESIDENT	12
36. VICE PRESIDENTS	12
37. CHIEF FINANCIAL OFFICER	12
38. CONTROLLER	12
39. SECRETARY	13
40. TREASURER	13
MISCELLANEOUS	14
41. OFFICES	14
42. SEAL	14
43. FISCAL YEAR	14
44. INDEMNIFICATION OF DIRECTORS AND OFFICERS	14
45. RELIANCE ON RECORDS	16
46. INSPECTION OF BOOKS	16
47. TRANSACTIONS WITH THE CORPORATION	17
48. RATIFICATION	17
49. VOTING OF STOCKS	17
50. NOTICE	18
51. WAIVER OF NOTICE	18
52. DISPENSING WITH NOTICE	18
53. FORUM FOR ADJUDICATION OF DISPUTES	18
54. AMENDMENTS	18

ii

THIRD AMENDED AND RESTATED BY-LAWS
OF
NEENAH, INC.
Adopted and Effective March 27, 2022

Note: For convenience, the masculine has been used in these By-Laws with the intention that it include the feminine as well.

CAPITAL STOCK

1.	CERTIFICATES

The shares of stock representing the interest of each stockholder of the Corporation shall be uncertificated unless it shall be determined by, or pursuant to, a resolution adopted by the Board of Directors that the shares of stock representing such interest shall be evidenced by certificates in such form as the appropriate officers of the Corporation may from time to time approve, signed by the Chairman of the Board, a Vice Chairman of the Board, the President or a Vice President and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary. Any of or all the signatures on the certificate and the corporate seal may be facsimiles. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent, or registrar at the date of issue. While the Corporation is authorized to issue more than one class of stock or more than one series of any class, there shall be set forth on the face or back of each certificate issued, in the case of certificated shares a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof of the Corporation and the qualifications, limitations or restrictions of such preferences and/or rights. In the case of uncertificated shares, while the Corporation is authorized to issue more than one class of stock or more than one series of any class, the Corporation shall, within a reasonable time of issuance or transfer of such uncertificated shares, send to the registered owner thereof written notice of the information required by Delaware General Corporation Law to be included on stock certificates.

2.	RECORD OWNERSHIP

The name and address of the holder of shares, the number of shares held by such person, and the date of issuance of such shares shall be recorded in the Corporation’s books and records. The Corporation shall be entitled to treat the holder of record of any share of stock as the holder in fact thereof, and accordingly shall not be bound to recognize any equitable or other claim to or interest in any share on the part of any other person, whether or not it shall have express or other notice thereof, except as required by law.

3.	TRANSFER

Uncertificated shares of the stock of the Corporation shall be transferred on the books of the Corporation only by the person then registered in the books and records of the Corporation as the owner of such shares or by such person’s attorney, lawfully constituted in writing. Transfer of certificated shares of stock shall be made on the books and records of the Corporation only by direction of the person named in the certificate or his attorney, lawfully constituted in writing, and only upon the surrender for cancellation of the certificate therefor and a written assignment of the shares evidenced thereby.

4.	LOST CERTIFICATES

Any person claiming a stock certificate in lieu of one lost, stolen or destroyed shall give the Corporation an affidavit as to his ownership of the certificate and of the facts which go to prove its loss, theft or destruction. He shall also, if required by the Board, give the Corporation a bond or other indemnification, in such form as may be approved by the Board, sufficient to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft or destruction of the certificate or the issuance of a new certificate.

5.	TRANSFER AGENT; REGISTRAR

The Corporation shall maintain one or more transfer offices or agencies, each in charge of a transfer agent designated by the Board, where the shares of stock of the Corporation shall be transferable. The Corporation shall also maintain one or more registry offices, each in charge of a registrar designated by the Board, where such shares of stock shall be registered. The same entity may be both transfer agent and registrar.

6.	RECORD DATE; CLOSING TRANSFER BOOKS

So that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders, or any adjournment thereof, or entitled to express consent to corporate action in writing without a meeting as provided in Article VI of the Certificate of Incorporation, or entitled to receive payment of any dividend or other distribution or allotment of rights, or entitled to exercise any rights in respect of any change, conversion or exchange of capital stock, or for the purpose of any other lawful action, the Board may fix a record date which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board and which record date shall not in the case of a determination of stockholders entitled to notice of or to vote at any meeting of the stockholders or adjournment thereof be more than sixty calendar days nor less than ten calendar days before the date of such meeting, or, in the case of a determination of stockholders entitled to express consent to corporate action without a meeting shall not be more than ten calendar days from the date upon which the resolution fixing the record date is adopted by the Board, nor more than sixty calendar days before any other action, and only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to such notice of and to vote at such meeting, or to give such consent, or to receive such dividend or other distribution or allotment of rights, or to exercise such rights, or to take such other lawful action, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any such record date fixed as aforesaid. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

MEETINGS OF STOCKHOLDERS

7.	ANNUAL

The annual meeting of stockholders for the election of Directors and the transaction of such other business as may properly be brought before the meeting shall be held at such place and hour, within or without the State of Delaware, as shall be determined by the Board. The day, place and hour of each annual meeting shall be specified in the notice of the annual meeting. The meeting may be adjourned by the chairman of the meeting from time to time and place to place. At any adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting. In accordance with the provisions of applicable law, the Board acting by resolution may postpone and reschedule any previously scheduled annual meeting of stockholders.

8.	SPECIAL

Special meetings shall be held at such place, within or without the State of Delaware, as may from time to time be determined by the Board. The meeting may be adjourned by the chairman of the meeting from time to time and place to place. At any adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting. In accordance with the provisions of applicable law, the Board acting by resolution may postpone and reschedule any previously scheduled special meeting of stockholders.

9.	NOTICE

Written notice of every meeting of stockholders, stating the place, day, hour and purposes thereof, shall, except when otherwise required by law, be mailed at least ten, but not more than sixty calendar days before such meeting to each stockholder of record entitled to vote thereat.

10.	QUORUM

The holders of a majority of the voting power of the issued and outstanding shares of capital stock of the Corporation entitled to vote, present in person or represented by proxy, shall constitute a quorum at any meeting, except as otherwise required by law. Where a separate vote by a class or classes or series is required, except where otherwise provided by law or by the Certificate of Incorporation or these By-Laws, a majority of the issued and outstanding shares of such class or classes or series, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to that vote on that matter. In the event of lack of a quorum, the chairman of the meeting or a majority of the voting power of the shares of capital stock present in person or represented by proxy may adjourn the meeting from time to time without notice other than announcement at the meeting, until a quorum shall be obtained. At any such adjourned meeting at which there is a quorum, any business may be transacted which might have been transacted at the meeting originally called. The stockholders present at a duly called meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum, so long as the remaining stockholders represent at least one-third of the voting power of the issued and outstanding shares of capital stock of the Corporation entitled to vote.

11.	CONDUCT OF MEETINGS

(a)               The Chief Executive Officer, or in his absence such other officer as may be designated by the Board, shall be the chairman at stockholders’ meetings. The Secretary of the Corporation shall be the secretary at stockholders’ meetings but in his absence the chairman of the meeting may appoint a secretary for the meeting. The opening and closing of the polls for matters upon which the stockholders will vote at a meeting shall be announced at the meeting by the chairman of the meeting. The Board may, to the extent not prohibited by law, adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board, the chairman of any meeting of stockholders shall have the right and authority to prescribe such rules, regulations or procedures and to do all acts as, in the judgment of the chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board or prescribed by the chairman of the meeting, may to the extent not prohibited by law include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies (which shall be reasonable in number) or such other persons as the chairman of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants.

(b)               At a meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting in accordance with these By-Laws. To be properly brought before a meeting, business must (i) be specified in the notice of the meeting (or any supplement thereto) given by or at the direction of the Board; (ii) otherwise properly be brought before the meeting by or at the direction of the Board; or (iii) otherwise (A) properly be requested to be brought before the meeting by a stockholder of record entitled to vote in the election of Directors generally; and (B) constitute a proper subject to be brought before such meeting. For business to be properly requested to be brought before an annual meeting of stockholders by a stockholder of record, any stockholder who intends to bring any matter (other than in connection with the election of Directors) before an annual meeting of stockholders and is entitled to vote on such matter must deliver written notice of such stockholder’s intent to bring the matter before the annual meeting of stockholders, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Corporation. Such notice must be received by the Secretary not less than 120 calendar days prior to the first anniversary of the date that the Corporation’s proxy statement was released to stockholders in connection with the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting has been changed by more than 30 calendar days from the date of the preceding year’s annual meeting, notice by the stockholder to be timely must be so delivered not later than the close of business on the 150th calendar day prior to such annual meeting or the 10th calendar day following the day on which public announcement of the date of such meeting is first made. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a stockholder notice as described above. For purposes of this By-Law 11, “public announcement” shall mean the date disclosure of the date of the meeting of stockholders is first made in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service, or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14, or 15(d) of the Securities Exchange Act of 1934, as amended. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting.

A stockholder’s notice to the Secretary required by this By-Law 11 shall set forth as to each matter the stockholder proposes to bring before the meeting of stockholders: (i) a brief description of the business to be brought before the meeting and the reasons for conducting such business at the meeting; (ii) the name and address of the stockholder intending to propose such business; (iii) the class and number of shares of stock of the Corporation beneficially held, either personally or in concert with others, by the stockholder, and a representation that the stockholder is a holder of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to present such proposal; (iv) the dates upon which the stockholder acquired such shares; (v) documentary support for any claim of beneficial ownership; (vi) any material interest of the stockholder in such business; and (vii) any other information required by Rule 14a-8, or any successor provision, promulgated under the Securities Exchange Act of 1934, as amended. No business shall be conducted at a meeting of stockholders except in accordance with the procedures set forth in this By-Law 11. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that the business was not properly brought before the meeting in accordance with the provisions hereof and, if he should so determine, he shall so declare to the meeting that any such business not properly brought before the meeting shall not be transacted.

12.	VOTING

Except as otherwise provided in the Certificate of Incorporation, at each meeting of the stockholders, each holder of shares entitled to vote at such meeting shall, as to all matters in respect of which such shares have voting rights, be entitled to one vote in person or by written proxy for each share held of record by him. No vote upon any matter, except the election of Directors or the amendment of the Certificate of Incorporation, is required to be by ballot unless demanded by the holders of at least 10% of the voting power of the shares of capital stock represented and entitled to vote at the meeting. All motions to introduce a matter for a vote by the stockholders at a meeting thereof, except for nominations for election as Directors recommended by the Nominating and Corporate Governance Committee and approved by the Board, shall be seconded prior to a vote thereon by the stockholders.

A stockholder may authorize another person or persons to act for him as proxy by transmitting or authorizing the transmission of a telegram, cablegram, or any other means of electronic transmission allowed by the Delaware General Corporation Law to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, provided that any such telegram, cablegram or other means of electronic transmission must either set forth or be submitted with information from which it can be determined that the telegram, cablegram or other electronic transmission was authorized by the stockholder.

The date and time of the opening and closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the chairman of the meeting. No ballot, proxies or votes, nor any revocations thereof or changes thereto, shall be accepted by the inspectors after the closing of the polls. All elections and questions shall be decided by majority vote of the voting power of the shares of capital stock entitled to vote on such question which are present in person or by proxy, except as otherwise required by the laws of Delaware, the Certificate of Incorporation or these By-Laws. Where a separate vote by a class or classes or series is required, the election or question shall be decided by majority vote of the votes cast by the holders of such class or classes or series entitled to vote on such question which are present in person or by proxy, except where otherwise provided by the laws of Delaware, the Certificate of Incorporation or these By-Laws.

13.	INSPECTORS OF ELECTION

The Chief Executive Officer shall, in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting and make a written report thereof. He may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the chairman of the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his ability.

The inspectors shall (i) ascertain the number of shares outstanding and the voting power of each; (ii) determine the number of shares represented at a meeting and the validity of proxies and ballots; (iii) count all votes and ballots; (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors; and (v) certify their determination of the number of shares represented at the meeting, and their count of all votes and ballots. The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of the duties of the inspectors. The inspectors shall determine the validity of and count the proxies and ballots in accordance with applicable law.

14.	LIST OF STOCKHOLDERS

The Secretary shall prepare, at least ten calendar days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting for a period of at least ten days prior to the meeting: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting; or (ii) during ordinary business hours, at the principal place of business of the Corporation. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. If the meeting is to be held at a place, the list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list of stockholders or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.

BOARD OF DIRECTORS

15.	NOMINATION

Subject to the rights of holders of any series of preferred stock or any other class of capital stock of the Corporation (other than the common stock) then outstanding, nominations for the election of Directors may be made by the affirmative vote of a majority of the entire Board of Directors or by any stockholder of record entitled to vote generally in the election of Directors who complies with the procedures set forth in this By-Law Any stockholder of record entitled to vote generally in the election of Directors may nominate one or more persons for election as Directors at a meeting only if a written notice of such stockholder’s intent to make such nomination or nominations, meeting the requirements described below, has been given, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Corporation, and received by the Corporation at the Corporation’s principal executive offices, not less than 50 calendar days nor more than 75 calendar days prior to the meeting; provided, however, that in the event that less than 60 calendar days’ notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the 10th calendar day following the day on which such notice of the date of meeting was mailed or such public disclosure was made, whichever first occurs. Each such notice to the Secretary shall set forth: (i) the name and address of record of the stockholder who intends to make the nomination; (ii) a representation that the stockholder is a holder of record of shares of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (iii) the name, age, business and residence addresses, and principal occupation or employment of each nominee; (iv) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (v) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission; and (vi) the consent of each nominee to serve as a Director of the Corporation if so elected. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as a Director of the Corporation. The chairman of the meeting may, if the facts warrant, determine that a nomination was not made in accordance with the foregoing procedure, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

16.	RESIGNATION

A Director may resign at any time by giving written notice to the Corporation, addressed to the Chief Executive Officer or the Secretary. Such resignation shall take effect at the date of receipt of such notice or at any later time specified therein. Acceptance of a resignation shall not be necessary to make it effective unless otherwise stated in the notice.

17.	ANNUAL MEETING

A meeting of the Board, to be known as the annual Board meeting, shall be held without call or notice immediately after and at the same general place as the annual meeting of stockholders. The annual Board meeting shall be held for the purpose of organizing the Board, electing officers, and transacting any other business that may properly come before the meeting.

18.	REGULAR MEETINGS

Regular meetings of the Board may be held without call or notice at such place and at such time as shall be fixed by the Board.

19.	SPECIAL MEETINGS

Special meetings of the Board may be called by the Chairman or Chief Executive Officer, and shall be called by the Secretary upon the request in writing of not less than two of the Directors then in office. Special meetings of the Board may be held at such place and at such time as shall be designated in the call thereof. Notice of special meetings of the Board shall either be mailed by the Chairman or Chief Executive Officer or the Secretary to each Director at least three calendar days before the meeting, or served upon, or sent by electronic means by the Chairman or Chief Executive Officer or the Secretary to, each Director at least one calendar day before the meeting, but during an emergency as defined in By-Law 21, notice may be given only to such of the Directors as it may be feasible to reach at the time and by such means as may be feasible at the time, including publications or private or public electronic means. Unless required by law, the notice need not state the purposes of the meeting.

20.	TELEPHONIC MEETINGS

Members of the Board or any committee designated by the Board may participate in a meeting of such Board or committee by means of conference telephone or communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at such meeting.

21.	QUORUM AND EMERGENCY PROVISIONS

Except during the existence of an emergency and except as otherwise provided in these By-Laws or in the Certificate of Incorporation, one-third of the total number of Directors, as fixed pursuant to Section (2) of Article VIII of the Certificate of Incorporation, shall constitute a quorum for the transaction of business. During the existence of an emergency, three Directors shall constitute a quorum for the transaction of business. To the extent required to constitute a quorum at any meeting of the Board during an emergency, the officers of the Corporation who are present shall be deemed, in order of rank and within the same rank in order of seniority, directors for such meeting. Subject to the provisions of the Certificate of Incorporation, the action of the majority of Directors present at a meeting at which a quorum is present shall be the act of the Board. In the event of lack of a quorum, a majority of the Directors present may adjourn the meeting from time to time without notice other than announcement at the meeting until a quorum shall be obtained. At any such adjourned meeting at which there is a quorum, any business may be transacted which might have been transacted at the meeting originally called.

An “emergency” for the purpose of these By-Laws shall be any emergency resulting from an attack on the United States or on a locality in which the Corporation conducts its business or customarily holds meetings of its Board or its stockholders, or during any nuclear or atomic disaster, or during the existence of any catastrophe, or other similar emergency condition, as a result of which a quorum of the Board or a standing committee thereof cannot readily be convened for action.

22.	ACTION WITHOUT MEETING

Any action required or permitted to be taken at any meeting of the Board may be taken without a meeting if all members of the Board consent thereto in writing and such written consent is filed with the minutes of the proceedings of the Board.

23.	ORGANIZATION

The Chairman of the Board, or in his absence the Chief Executive Officer, or in his absence a Director chosen by the Directors present, shall act as chairman at meetings of the Board. The Secretary of the Corporation shall act as secretary at meetings of the Board but in his absence the chairman of the meeting may appoint a secretary for the meeting.

24.	COMPENSATION

The compensation of Directors for services as Directors and as members of committees of the Board shall be as fixed by the Board from time to time. The compensation, if any, of the Directors need not be uniform as between Directors and the compensation, if any, of the members of the committees of the Board need not be uniform either as between members of a committee or as between committees. The Board shall provide for reimbursing the Directors for reasonable expenses incurred in attending meetings of the Board or committees thereof.

Any Director may also serve the Corporation in any other capacity and receive compensation, including fees and expenses, for such service.

25.	INDEPENDENT DIRECTORS

The nomination of an individual to serve as a member of the Board shall be such that immediately after the election of such nominee to the Board a majority of all Directors holding office shall, in the determination of the Board, be independent Directors.

COMMITTEES OF THE BOARD

26.	STANDING AND OTHER COMMITTEES

The Directors shall from time to time designate, by resolution passed by a majority of the entire Board of Directors (as defined in Section (2) of Article VIII of the Certificate of Incorporation), an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee, each of which shall have and may exercise the powers of the Board in the direction of the business and affairs of the Corporation in respect to the matters and to the extent hereinafter set forth, subject to the power of the Board to assign from time to time to any such committees or to any other committees such powers in respect to specific matters as the Board may deem desirable. These three committees shall be the standing committees of the Corporation. The Board may, by resolution passed by a majority of the entire Board of Directors, designate such other committees as it from time to time may deem appropriate; no such committee shall consist of fewer than two Directors, and the powers of each such committee shall be limited to those specified in the resolution designating the committee.

27.	PROCEDURE AND COMMITTEE CHARTERS

Each committee shall fix its own rules of procedure and shall meet where and as provided by such rules, but the presence of a majority shall be necessary to constitute a quorum, unless otherwise provided by these By-Laws. Each committee shall keep minutes of its meetings. Any action required or permitted to be taken at any meeting of any committee may be taken without a meeting if all the members consent thereto in writing and such written consent is filed with the minutes of the proceedings of such committee. All action by each committee shall be reported to the Board. The Audit, Compensation, and Nominating and Corporate Governance Committees shall each adopt, subject to the approval of the Board, a committee charter that identifies the responsibilities and processes of such committee.

28.	AUDIT COMMITTEE

The Board shall designate the members of the Audit Committee which shall consist of three or more members whose membership on the Audit Committee shall meet the requirements of the New York Stock Exchange, the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission. The Audit Committee shall perform such duties as the Board may from time to time prescribe, including those set forth in the Audit Committee charter. Vacancies in the Audit Committee shall be filled by the Board.

29.	COMPENSATION COMMITTEE

The Board shall designate the members of the Compensation Committee which shall consist of three or more members. The Board shall select the members of the Compensation Committee from among the independent Directors and shall designate the Chairman of the Committee. The Compensation Committee shall perform such duties as the Board may from time to time prescribe, including those set forth in the Compensation Committee charter. Vacancies in the Compensation Committee shall be filled by the Board.

30.	NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

The Board shall designate the members of the Nominating and Corporate Governance Committee which shall consist of three or more members. The Board shall select the members of the Nominating Committee from among the independent Directors. The Nominating and Corporate Governance Committee shall perform such duties as the Board may from time to time prescribe, including those set forth in the Nominating and Corporate Governance charter. Vacancies in the Nominating and Corporate Governance Committee shall be filled by the Board.

OFFICERS

31.	DESIGNATION; ELECTION; QUALIFICATION; TERM

Each year at the annual Board meeting the Directors shall elect a Chairman of the Board, a Chief Executive Officer, a Secretary and a Treasurer. From time to time the Board may also elect or appoint a Vice Chairman of the Board or Vice Chairmen of the Board, a President, such Executive, Senior or other Vice Presidents as it may deem appropriate, a Chief Financial Officer, and such other officers, including a Controller, Assistant Vice Presidents, Assistant Secretaries, Assistant Treasurers and Assistant Controllers, as it may deem appropriate. The Chief Executive Officer may appoint any officers of the Corporation not required to be elected by the Board, as he may deem appropriate. The Chairman of the Board, the Chief Executive Officer, and any Vice Chairman of the Board must be Directors; no other officer need be a Director. Any number of offices may be held by the same person. The term of each officer, whenever elected or appointed, shall be until the election or appointment (as the case may be) and qualification of his successor or until his earlier death, resignation or removal.

32.	DUTIES

The officers shall have such powers and perform such duties as are prescribed in these By-Laws, or, in the case of an officer whose powers and duties are not so prescribed, as may be assigned by the Board or delegated by or through the Chief Executive Officer.

33.	RESIGNATION; REMOVAL; VACANCIES

Any officer may resign at any time by giving notice to the Corporation addressed to the Chief Executive Officer or the Secretary. Such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein. Acceptance of a resignation shall not be necessary to make it effective unless otherwise stated in the notice. Any officer may be removed by the Board at any time with or without cause. Any officer appointed by the Chief Executive Officer may be removed by the Chief Executive Officer at any time with or without cause. A vacancy in any office may be filled by the Board, and a vacancy in any appointed office may be filled by the Chief Executive Officer, for the unexpired portion of the term.

34.	CHIEF EXECUTIVE OFFICER

The Chief Executive Officer of the Corporation shall be elected by the Board. Subject to the Board, he shall be in general and active charge, control and supervision over the management and direction of the business, property and affairs of the Corporation. He shall keep the Board fully informed, and shall freely consult it, concerning the business of the Corporation in his charge.

He shall, subject to these By-Laws, have authority to:

(a)	appoint or approve the appointment of employees to various posts and positions in the Corporation bearing titles designated or approved by him and to prescribe their authority and duties, which may include the authority to appoint subordinates to various other posts and positions; and

(b)	remove or approve the removal of employees so appointed; and

(c)	sign, execute and acknowledge, on behalf of the Corporation, all deeds, mortgages, bonds, notes, debentures, stock certificates, contracts, including contracts of guaranty and suretyship, leases, reports and other documents and instruments which the Board or a committee thereof has authorized to be signed or executed, except where the signing or execution thereof by some other officer or employee of the Corporation shall be expressly authorized and directed by law, or by the Board or a committee thereof, or by these By-Laws.

He shall have such other authority and perform such other duties as may be prescribed from time to time by the Board and these By-Laws.

In the absence or disability of the Chief Executive Officer, or in case of an unfilled vacancy in that office, until such time as the Board shall elect his successor, his duties shall be performed and his powers shall be exercised by other elected officers of the Corporation who are also Directors (unless none are Directors) in the order in which such officers were listed in their respective elections.

35.	CHAIRMAN OF THE BOARD, VICE CHAIRMAN OF THE BOARD AND PRESIDENT

The Chairman of the Board, any Vice Chairman of the Board and the President, each acting alone, shall have authority to sign, execute and acknowledge on behalf of the Corporation, all deeds, mortgages, bonds, notes, debentures, stock certificates, contracts, including contracts of guaranty and suretyship, leases, reports and other documents and instruments which the Board or a committee thereof has authorized to be signed or executed, except where the signing or execution thereof by some other officer or employee shall be expressly authorized and directed by law, or by the Board or a committee thereof, or by the Chief Executive Officer or by these By-Laws. Each shall have such additional powers and perform such additional duties as may be assigned to him by the Board or as may be delegated to him by the Chief Executive Officer.

36.	VICE PRESIDENTS

Each Vice President shall have such powers and perform such duties as may be assigned to him by the Board or as may be delegated to him by the Chief Executive Officer.

37.	CHIEF FINANCIAL OFFICER

The Chief Financial Officer shall be the principal financial officer of the Corporation and have responsibility for all financial affairs of the Corporation and shall in general, have such powers and perform such duties as may be assigned from time to time by the Board or by or through the Chief Executive Officer.

38.	CONTROLLER

The Controller shall (i) be the principal accounting officer of the Corporation; (ii) shall have custody and charge of the Corporation’s books of account; and (iii) in general, have such powers and perform such duties as may be assigned from time to time by the Board or by or through the Chief Executive Officer.

39.	SECRETARY

The Secretary shall:

(a)	attend and keep the minutes of all meetings of the stockholders, the Board, and of such committees as the Board may direct; and

(b)	have custody of the corporate seal and all corporate records (including transfer books and stock ledgers), contracts, papers, instruments, documents and books of the Corporation except those required to be kept by other officers under these By-Laws; and

(c)	sign on behalf of the Corporation such documents and instruments as require his signature when approved in accordance with these By-Laws, and to such documents he shall affix the corporate seal when necessary and may do so when he deems it desirable; and

(d)	see that notices are given and records and reports are properly kept and filed by the Corporation as required by these By- Laws or as required by law; and

(e)	in general, have such other powers and perform such other duties as are incident to the office of Secretary and as may be assigned to him from time to time by the Board or by or through the Chief Executive Officer.

40.	TREASURER

The Treasurer shall:

(a)	receive and sign receipts for all moneys paid to the Corporation and shall deposit the same in the name and to the credit of the Corporation in authorized banks or depositories; and

(b)	when necessary or desirable, endorse for collection on behalf of the Corporation all checks, drafts, notes and other obligations payable to it; and

(c)	disburse the funds of the Corporation only upon vouchers duly processed and under such rules and regulations as the Board may from time to time adopt; and

(d)	keep full and accurate accounts of the transactions of his office in books belonging to the Corporation; and

(e)	render as the Board may direct an account of the transactions of his office; and

(f)	in general, have such other powers and perform such other duties as are incident to the office of Treasurer and as may be assigned to him from time to time by the Board or by or through the Chief Executive Officer.

MISCELLANEOUS

41.	OFFICES

The registered office of the Corporation in the State of Delaware shall be located at 1209 Orange Street, Wilmington, Delaware 19801 and the name of the registered agent in charge thereof shall be The Corporation Trust Company. The Corporation may have such other offices as the Board may from time to time determine. The books of the Corporation may be kept outside the State of Delaware.

42.	SEAL

The Corporation may have a seal, which shall be in such form as the Board may from time to time determine. In the event that the use of the seal is at any time inconvenient, the signature of an officer of the Corporation, followed by the word “Seal” enclosed in parenthesis or brackets, shall be deemed the Seal of the Corporation.

43.	FISCAL YEAR

The fiscal year of the Corporation shall be fixed by resolution of the Board.

44.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Corporation shall:

(a)	indemnify to the fullest extent permitted by law as in effect on the date of adoption of these By-Laws or as it may thereafter be amended, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, or in the case of an officer or director of the Corporation is or was serving as an employee or agent of a partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful; and

(b)	indemnify to the fullest extent permitted by law as in effect on the date of adoption of these By-Laws or as it may thereafter be amended, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, or in the case of an officer or director of the Corporation is or was serving as an employee or agent of a partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

The Corporation shall be required to indemnify an indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee against the Corporation or any of its directors, officers or employees only if the initiation of such proceeding (or part thereof) by the indemnitee was authorized by the Board. Notwithstanding the foregoing, the Corporation shall be required to indemnify an indemnitee in connection with a proceeding seeking to enforce rights to indemnification without the authorization of the Board to the extent that such proceeding is successful on the merits. To the extent that a director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (i) and (ii), or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith.

Any indemnification under subsections (i) and (ii) (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (i) and (ii). Such determination shall be made (1) by a majority vote of the directors who were not parties to such action, suit or proceedings, even though less than a quorum; or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum; or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion; or (4) by the stockholders.

Expenses (including attorneys’ fees) incurred in defending any civil, criminal, administrative or investigative action, suit or proceeding described in subjection (i) or (ii) of this By-Law 44 shall, in the case of Directors of the Corporation, and may, in the case of officers of the Corporation, be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this By-Law. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the Corporation deems appropriate.

The indemnification and advancement of expenses provided by, or granted pursuant to, the other paragraphs of this By-Law shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.

The Corporation’s obligation, if any, to indemnify any person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or nonprofit entity shall be reduced by any amount such person may collect as indemnification from such other corporation, partnership, joint venture, trust, enterprise or nonprofit entity.

Any repeal or modification of the foregoing provisions of this By-Law 44 shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.

The Board may authorize and direct that insurance be purchased and maintained on behalf of any person who is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, or in the case of an officer or director of the Corporation is or was serving as an employee or agent of a partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this By-Law.

45.	RELIANCE ON RECORDS

Each Director, each member of any committee designated by the Board, shall, in the performance of his duties, be fully protected in relying in good faith upon the records of the Corporation and upon such information, opinion, reports or statements presented to the Corporation by any of the Corporation’s officers or employees, or committees of the Board, or by any other person as to matters the Director reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

46.	INSPECTION OF BOOKS

The Directors shall determine from time to time whether, and to what extent and at what times and places and under what conditions and regulations, the accounts and other books and records of the Corporation (except such as may by statute be specifically open to inspection) or any of them, shall be open to the inspection of the stockholders, and the stockholders’ rights in this respect are and shall be restricted and limited accordingly.

47.	TRANSACTIONS WITH THE CORPORATION

No contract or transaction between the Corporation and one or more of its Directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its Directors or officers are Directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the Director or officer is present at or participates in the meeting of the Board or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if:

(a)	the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board or the committee, and the Board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested Directors, even though the disinterested Directors be less than a quorum; or

(b)	the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or

(c)	the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board, a committee thereof, or the stockholders.

Common or interested Directors may be counted in determining the presence of a quorum at a meeting of the Board or of a committee which authorizes the contract or transaction.

48.	RATIFICATION

Any transaction questioned in any stockholders’ derivative suit on the ground of lack of authority, defective or irregular execution, adverse interest of Director, officer or stockholder, nondisclosure, miscomputation, or the application of improper principles or practices of accounting may be ratified before or after judgment, by the Board or by the stockholders; and, if so ratified, shall have the same force and effect as if the questioned transaction had been originally duly authorized, and said ratification shall be binding upon the corporation and its stockholders and shall constitute a bar to any claim or execution of any judgment in respect to such questioned transaction.

49.	VOTING OF STOCKS

Unless otherwise ordered by the Board, any one of the Chief Executive Officer, the Chairman of the Board, the President, any Vice Chairman of the Board, any Executive Vice President or any Senior Vice President shall have full power and authority, on behalf of the Corporation, to consent to or approve of any action by, and to attend, act and vote at any meeting of stockholders of, any company in which the Corporation may hold shares of stock, and in giving such consent or approval or at any such meeting shall possess and may exercise any and all rights and powers incident to the ownership of such shares and which as the holder thereof, the Corporation might possess and exercise if personally present, and may exercise such power and authority through the execution of proxies or may delegate such power and authority to any other officer, agent or employee of the Corporation.

50.	NOTICE

Any notice which the Corporation is required to give under these By-Laws may be given personally or it may be given in writing by depositing the notice in the post office or letter box in a postpaid envelope directed to such address as appears on the books of the Corporation. Such notice shall be deemed to be given at the time of mailing.

51.	WAIVER OF NOTICE

Whenever any notice is required to be given, a waiver thereof in writing signed by the person or persons entitled to the notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

52.	DISPENSING WITH NOTICE

No notice need be given to any person with whom communication is made unlawful by any law of the United States or any rule, regulation, proclamation or executive order issued under any such law.

53.	FORUM FOR ADJUDICATION OF DISPUTES

Unless the Corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Corporation, (b) any action asserting a claim of breach of a fiduciary duty owed by any Director, officer, or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (c) any action asserting a claim against the Corporation or any of its Directors, officers, or other employees arising pursuant to any provision of the Delaware General Corporation law, the Certificate of Incorporation or these By-Laws (in each case, as may be amended from time to time) or (d) any action asserting a claim against the Corporation or any of its Directors, officers or other employees governed by the internal affairs doctrine of the State of Delaware shall be the Court of Chancery of the State of Delaware or another state court located within the State of Delaware (or, if no state court located within the State of Delaware has jurisdiction, the United States District Court for the District of Delaware).

54.	AMENDMENTS

Subject to the provisions of the Certificate of Incorporation, these By-Laws may be altered, amended or repealed by the stockholders or by the Board; provided, however, that any alteration, amendment or repeal of these By-Laws by the stockholders whether adopted by them or otherwise must be by the affirmative vote of the holders of at least eighty percent (80%) of the outstanding voting power of all shares of capital stock of the Corporation entitled to vote generally in the election of Directors, voting together as a single class.